                          DEAN WITTER LIQUID ASSET FUND INC

         Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.


(16)     The Fund's current yield for the seven days ending
         August 29, 1997

         (A-B)   x   365/N

         (1.000983 -1)  x  365/7      =     5.13%

         The Fund's effective annualized yield for the seven days ending August 29, 1997

                365/N
         A               - 1

                365/7
         1.000983           - 1       =     5.26%

         A =  Value of  a share of the Fund at end of period.
         B = Value of a share of the Fund at beginning of period. N = Number of days in the period.


CALCULATION

(1.000983 -1)  x  365/7
    =             5.13%

((1.000983)  ^ 52.14285714-1)
    =             5.26%

                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                          DEAN WITTER LIQUID ASSET FUND INC.


(A)      GROWTH OF $10,000
(B)      GROWTH OF $50,000
(C)      GROWTH OF $100,000


FORMULA: G  = (TR+1)*P
         G  = GROWTH OF INITIAL INVESTMENT
         P  = INITIAL INVESTMENT
         TR = TOTAL RETURN SINCE INCEPTION


INVESTED - P           TOTAL
$10,000, $50,000 &     RETURN - TR       (A)     GROWTH OF          (B)   GROWTH OF           (C)   GROWTH OF
$100,000               31-Aug-97         $10,000 INVESTMENT- G      $50,000 INVESTMENT- G     $100,000 INVESTMENT- G
------------------     -----------       ---------------------      ---------------------     ----------------------
22-Sep-75              401.11            $50,111                    $250,555                  $501,110